385

Exhibit 15.2

Consent of Predecessor Auditors.

April 14, 2016

United States Securities and Exchange Commission

Division of Corporation Finance

100 F. Street N.E. Washington, D.C.

20549-7010

Ladies and gentlemen:

We consent to the reference to our firm under the heading “Predecessor Auditors” and to the use of our report dated March 19, 2014, with respect to the consolidated financial statements and schedules of Aegon N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2013, and our report dated March 19, 2014 (except for the changes as mentioned in the last paragraph of our opinion, as to which the date is April 15, 2014) with respect to the consolidated financial statements and schedules of Aegon N.V. included in its Supplemental Annual Report (Form 6-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission, included in this Supplemental Annual Report (Form 6-K) for the year ended December 31, 2015.

/s/ Ernst & Young Accountants LLP

The Hague, the Netherlands